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                                                                   Exhibit 10.52


December 5, 2002

Mr. Gene Sapp
Sanmina-SCI Corporation
1201 West Clinton Avenue
Huntsville, Alabama 35805

         Re:      Employment Agreement

Dear Gene:

         The term of the Employment Agreement of September, 2001 between yourself and Sanmina-SCI Corporation (the "Employment Agreement") is set to expire on December 6, 2002. Your efforts to assist in the integration of the Sanmina and SCI business operations have proven highly valuable in the past twelve months. To continue your efforts in assisting in the integration of the two companies, the Company wishes to extend your term of employment. By executing this letter, you agree to extend the term of your employment, as described in Section 1 of the Employment Agreement, until December 6, 2003. This letter will also amend Section 2 of your Employment Agreement to provide that your services as Co-Chairman of Sanmina-SCI Corporation and SCI Systems, Inc. will end on December 6, 2002 and that your employment during the extended term will continue to focus on providing leadership to the Company in its efforts to integrate the Sanmina and SCI operations and assistance in the Company's transition efforts. In addition, during your extended term of employment, you will continue to be eligible for the same base salary and employee benefit programs as described in Sections 3(c) through 3(f) of the Employment Agreement. If you retire prior to December 6, 2003, your retirement will be governed by the provisions of Section 5(a) of the Employment Agreement.

         With the exception of the changes set forth in this letter, your Employment Agreement shall remain in full force and effect. If the extension of your Employment Agreement as set forth above is acceptable to you, please sign where provided below. As stated above, we look forward to working together to make Sanmina-SCI Corporation a leader in our industry.

                                             /s/ Jure Sola
                                         ---------------------------------------
                                         Mr. Jure Sola
                                         Co-Chairman and Chief Executive Officer
                                         Sanmina-SCI Corporation


                                             /s/ Gene Sapp
                                         ---------------------------------------
                                         Mr. Gene Sapp
                                         Co-Chairman
                                         Sanmina-SCI Corporation